UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  March 16, 2014

VIDAROO CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

718 Hempstead Ave, Orlando, FL 32803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (484) 948-8592

370 Center Pointe Circle, Suite 1166, Altamonte Springs, FL 32701
(Former name or former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)
On March 16, 2014, the Company Board of Directors, acting through the Chief Executive Officer, Thomas Moreland, accepted the resignation of Mr. Patrick Rodgers, CPA, PA. from his engagement to be the independent certifying accountant for the Company.  Mr. Rodgers resigned due to the revocation of his PCAOB registration and therefore his audits and consents can no longer be used in our filings.

(b)
On March 16, 2014, the Company engaged Mr. Terry L. Johnson, CPA, to act as the Company’s independent registered public accountant beginning immediately and, specifically, to re-audit the fiscal year-ended June 30, 2012 and perform the audit for the fiscal year ended June30, 2013. Neither the Company nor anyone acting on the Company’s behalf hired Mr. Terry L. Johnson, CPA in any capacity, nor consulted with him as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)(2) of Regulation S-K during the two most recent fiscal years and subsequent interim periods through March 16, 2014.

(c)
The engagement of a new accountant, and the acceptance of the resignation of the prior accountant was done by the Chief Executive Officer and Chairman of the Board of the Company, Mr. Thomas Moreland, with the knowledge and approval of the other members of the Board of Directors. The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d)
Since his engagement and to the date of his resignation, there have not been, nor are there now, any disagreements between the Company and Mr. Patrick Rodgers, CPA, PA with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any reportable events as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required nor has his report on the financial statements for either of the past two years contained an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Mr. Rodgers’ audit reports on our financial statements for either of the past two years did not contain an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(e)
The Company’s prior certifying accountant, Mr. Patrick Rodgers CPA, PA and the newly engaged certifying accountant, Mr. Terry L. Johnson, CPA have each reviewed this disclosure and consented as set forth in exhibit EX-16.1 and 16.2 submitted herewith.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
16.1	Letter from Patrick Rodgers, CPA, PA

16.2	Letter from Terry L. Johnson, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vidaroo Corporation

Dated: March 17, 2014	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chairman and Chief Executive Officer

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